POWER OF ATTORNEY
  	For Executing SEC Filings

The undersigned hereby makes, constitutes, and appoints each of J. Jeremy
Ballard, General Counsel Corporate and
Corporate Secretary; Joseph C. Wolfe, Assistant Corporate Secretary, and Gregory
  W. Stoffelen, Manager Shareholder
Services, or any of them acting singly, and with full power of substitution, re-substitution and delegation, the undersigned's true
and lawful attorney in fact (each of such persons and their substitutes and delegees being referred to herein as the "Attorney-in-
Fact"), with full power to act for the undersigned and in the undersigned's name, place and stead, in the undersigned's capacity
as an officer of Norfolk Southern Corporation (the "Company"), to:
1.	Take such actions as may be necessary or appropriate to enable the undersigned to submit and file forms, schedules,
and other documents with the U.S. Securities and Exchange Commission ("SEC")
utilizing the SEC's Electronic Data
Gathering and Retrieval ("EDGAR") system, which actions may include (a)
enrolling the undersigned in EDGAR Next
and (b) preparing, executing, and submitting to the SEC a Form ID, amendments thereto, and such other documents
and information as may be necessary or appropriate to obtain codes and passwords enabling the undersigned to make
filings and submissions utilizing the EDGAR system;
2.	Prepare and execute any and all forms, schedules, and other documents
(including any amendments thereto) the
undersigned is required to file with the SEC, or which the Attorney-in-Fact considers it advisable for the undersigned to
file with the SEC, under Section 13 or Section 16 of the Securities Exchange Act
  of 1934 or any rule or regulation
thereunder, or under Rule 144 under the Securities Act of 1933 ("Rule 144"), including Forms 3, 4, and 5, Schedules
13D and 13G, and Forms 144 (all such forms, schedules and other documents being referred to herein as "SEC
Filings");
3.	Submit and file SEC Filings with the SEC utilizing the EDGAR system or cause them to be submitted and filed by a
person appointed under Section 5 below;
4.	File, submit, or otherwise deliver SEC Filings to any securities exchange on which the Company's securities may be
listed or traded;
5.	Act as an account administrator for the undersigned's EDGAR account, including: (i) appoint, remove, and replace
account administrators, account users, technical administrators, and delegated entities; (ii) maintain the security of the
undersigned's EDGAR account, including modification of access codes; (iii)
maintain, modify, and certify the accuracy
of information on the undersigned's EDGAR account dashboard; (iv) act as the
EDGAR point of contact with respect to
the undersigned's EDGAR account; and (v) any other actions contemplated by Rule
10 of Regulation S-T with respect
to account administrators;
6.	Cause the Company to accept a delegation of authority from any of the undersigned's EDGAR account administrators
and, pursuant to that delegation, authorize the Company's EDGAR account administrators to appoint, remove, or
replace users for the undersigned's EDGAR account; and
7.	Obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the
Company's equity securities from any third party, including the Company and any brokers, dealers, employee benefit
plan administrators, and trustees, and the undersigned hereby authorizes any such third party to release any such
information to the Attorney-in-Fact.

	The undersigned acknowledges that:

a)	This Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in his or her discretion on
information provided to such Attorney-in-Fact without independent verification of such information;
b)	Any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this
Power of Attorney will be in such form and will contain such information as the
Attorney-in-Fact, in his or her
discretion, deems necessary or desirable;
c)	Neither the Company nor the Attorney-in-Fact assumes any liability for the undersigned's responsibility to
comply with the requirements of Section 13 or Section 16 of the Exchange Act or
Rule 144, any liability of the
undersigned for any failure to comply with such requirements, or any liability of the undersigned for
disgorgement of profits under Section 16(b) of the Exchange Act; and
d)	This Power of Attorney does not relieve the undersigned from responsibility for compliance with the
undersigned's obligations under Section 13 or Section 16 of the Exchange Act, including, without limitation, the
reporting requirements under Section 13 or Section 16 of the Exchange Act.


Continued on next page.



		POWER OF ATTORNEY
  For Executing SEC Filings
  Page 2



	The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act
and thing requisite, necessary, or advisable to be done in connection with the foregoing, as fully, to all intents and purposes, as
the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his or her substitute
or substitutes, shall lawfully do or cause to be done by authority of this Power of Attorney.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 or 5 or Schedules 13D or 13G or Forms 144 with respect to the undersigned's holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact. This Power of
Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

	IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of
June 1st, 2026.



	Signature:  /s/ Brian Barr



	Print Name:  Brian Barr